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May 8, 2026	EXHIBIT 5.1

Azenta, Inc.

200 Summit Drive, 6th Floor

Burlington, Massachusetts 01803

RE:	Azenta, Inc. 2020 Equity Incentive Plan, As Amended Through November 2, 2025

Ladies and Gentlemen:

We have acted as counsel to Azenta, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of 2,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”). The Shares may be offered and sold under the Azenta, Inc. 2020 Equity Incentive Plan, as amended through November 2, 2025 (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Restated Certificate of Incorporation, as amended, of the Company, as currently in effect, (iii) the Amended and Restated Bylaws of the Company, as currently in effect, (iv) the Plan, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

Azenta, Inc.

May 8, 2026

The opinion expressed below is based on the assumption that the Registration Statement has been filed by the Company with the Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement before acquiring such Shares. The opinion is also based on the assumption that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued to participants pursuant to the terms of the Plan and, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Certificate of Incorporation, as amended. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof and that the Shares will be issued for legal consideration in excess of par value.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (a) the Shares to be issued under the Plan are duly authorized and (b) the Shares, when issued pursuant to the Plan and any applicable award agreement in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, the satisfaction of any vesting or forfeiture restrictions, and the achievement of applicable performance goals), will be legally issued, fully paid and non-assessable.

Our opinion is limited to the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Ballard Spahr LLP